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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL




                                                                         TIMKEN
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Scott A. Scherff                         WORLDWIDE LEADER IN BEARINGS AND STEEL
Corporate Secretary and Assistant General Counsel




                               September 16, 2003



The Timken Company
1835 Dueber Ave., S.W.
Canton, OH  44706

RE:     The Hourly Pension Investment Plan

Ladies and Gentlemen:

         As Corporate Secretary and Assistant General Counsel of The Timken Company, an Ohio corporation (the "Registrant"), I have acted as counsel for the Registrant in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, an additional 500,000 Common Shares, without par value (the "Common Shares"), of the Registrant to be issued or transferred and sold under The Hourly Pension Investment Plan (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that the Common Shares that may be issued or transferred and sold pursuant to the Plan and the agreements contemplated thereunder (the "Agreements") have been duly authorized and will be, when issued or transferred and sold in accordance with the Plan and such Agreements, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement being filed by the Registrant to effect registration of the 500,000 Common Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933.


                                         By:  /s/Scott A. Scherff
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                                              Scott A. Scherff
                                              Corporate Secretary and Assistant
                                              General Counsel




                      Mail Code:  GNE-01
                      1835 Dueber Avenue, S.W.       Telephone: (330) 471-4226
                      P.O. Box 6927                  Facsimile: (330) 471-3541
 THE TIMKEN COMPANY   Canton, OH 44706-0927 U.S.A.   E-mail:  scherff@timken.com